Exhibit 10.3
RESTRICTED STOCK PLAN
OF
HEALTHCARE SERVICES, INC.
Amended August, 2004
     HEALTHCARE SERVICES, INC (the “Company”), a Delaware corporation, adopted the HealthCare Services, Inc. Restricted Stock Plan (the “Plan”), effective as of January 14, 2004, for the benefit of its eligible employees, directors and outside consultants. This Plan, and offers and sales of securities pursuant hereto, are intended to meet the requirements of, and qualify under, Rules 701 and 506 promulgated under the Securities Act, as such rule may be amended from time to time, and offers and sales of securities pursuant hereto are therefore intended to be exempt from the registration requirements of the Securities Act.
     The purpose of the Plan is to enable the Company to obtain and retain the services of key employees, corporate directors and outside consultants considered essential to the long-range success of the Company by offering them an opportunity to own stock in the Company.
     The Plan has been Amended to permit additional stock to be distributed under the Plan and to provide certain additional rights to Recipients of Stock which is subject to the Plan.
ARTICLE I
DEFINITION
     General. Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.
     1.1 Administrator. “Administrator” shall mean the Board of Directors or, at the sole discretion of the Board a Committee of the Board.
     1.2 Award. “Award” shall mean an award of Restricted Stock granted under the Plan.
     1.3 Award Agreement. “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Restricted Stockholder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
     1.4 Board. “Board” shall mean the Board of Directors of the Company.
     1.5 Change in Control. “Change of Control” shall mean any of the following:
          (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and

“associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board or (B) the then outstanding shares of the Company’s common stock, par value $0.01 per share (other than as a result of an acquisition of securities directly from the Company); or
          (b) the stockholders of the Company shall approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.
     Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (b) if in the event of a recapitalization, consolidation or merger (including reverse mergers) of the Company, (i) persons who, as of the date hereof, constitute the Company’s Board of Directors (the “Incumbent Directors”) constitute at least a majority of the Board of Directors following such recapitalization, consolidation or merger, provided that any person becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by a vote of at least a majority of the Incumbent Directors and (ii) the Chief Executive Officer of the Company as of the date hereof remains as the Chief Executive Officer of the Company and a member of the Board of Directors following such recapitalization, consolidation or merger.
     1.6 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.
     1.7 Committee. “Committee” shall mean any committee or committees appointed as provided in Section 5.1.
     1.8 Class B Common Stock. “Class B Common Stock” shall mean the Class B voting common stock of the Company, par value $0.01 per share, as adjusted pursuant to Section 2.3.
     1.9 Class C Common Stock. “Class C Common Stock” shall mean the Class C non- voting common stock of the Company, par value $0.01 per share, as adjusted pursuant to Section 2.3.
     1.10 Company. “Company” shall mean HealthCare Services, Inc., a Delaware corporation.
     1.11 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     1.12 Fair Market Value. “Fair Market Value” of a share of the Class B or Class C Common Stock as of a particular date means:
          (a) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the NASDAQ National Market), the arithmetic mean of the highest and lowest sale prices of the stock for such trading day on the primary exchange upon which the stock trades, as measured by volume, as published in The Wall Street Journal, or, if no sale price was quoted for such date, then as of the next preceding date on which such a sale price was quoted; or
          (b) if the stock is not then listed on an exchange or the NASDAQ National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market on such date (in the case of (a) or (b), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an Award is granted); or
          (c) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined by the Administrator in good faith and in a manner established by the Board from time to time, taking into account such factors as the Board, in its exercise of good faith discretion, shall deem appropriate.
     The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.
     1.13 Person. “Person” shall mean any individual, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (a) the Company and its Subsidiaries, (b) any employee stock ownership or other employee benefit plan maintained by the Company and (c) an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof.
     1.14 Plan. “Plan” shall mean the HealthCare Services, Inc. Restricted Stock Plan.
     1.15 Restricted Stock. “Restricted Stock” shall mean Class B or Class C Common Stock awarded under Article IV.
     1.16 Restricted Stockholder. “Restricted Stockholder” shall mean a Company employee, director or outside consultant granted an award of Restricted Stock under Article IV.
     1.17 Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.
     1.18 Subsidiary. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE II
SHARES SUBJECT TO PLAN
     2.1 Shares Subject to Plan. The shares of stock subject to Awards shall be Class B and Class C Common Stock (the “Restricted Common Stock”). The aggregate number of such shares which may be issued upon any and all such Awards under the Plan shall not exceed 5,283,338 shares (subject to adjustment as provided in Section 2.3). The Restricted Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Class B and Class C Common Stock or from previously issued shares of Class B and Class C Common Stock reacquired by the Company.
     2.2 Availability of Unissued Shares. Shares of Class B and Class C Common Stock which are delivered by a Restricted Stockholder or withheld by the Company, in payment of the tax withholding thereon may again be awarded hereunder. Shares of Class B and Class C Common Stock which are issued pursuant to an Award and which are reacquired by the Company pursuant to this Plan or the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan as part of the shares available under Section 2.1.
     2.3 Adjustments.
          (a) If the Company consummates any merger, consolidation or other reorganization in which holders of shares of Class B and Class C Common Stock are entitled to receive in respect of such shares any additional shares or new or different shares or securities, cash or other consideration (including, without limitation, a different number of shares of Class B or Class C Common Stock), or if the outstanding shares of Class B or Class C Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale or exchange of assets of the Company, reorganization, recapitalization, reclassification, combination, stock dividend, stock split, reverse stock split, spin-off, or similar transaction then an appropriate and proportionate adjustment shall be made by the Administrator in its discretion in (i) the maximum number and kind of shares subject to the Plan as provided in Section 2.1; and/or (ii) the price per share (if any) to be paid by the Company to Restricted Stockholders upon exercise by the Company of the right to repurchase the Restricted Stock upon termination of employment (if any); provided, however, that the aggregate purchase price payable for the Restricted Stock shall remain the same.
          (b) The grant of an Award will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
     2.4 Reservation of Shares. The Company, during the term of the Plan, shall at all times reserve and keep available such number of shares of Class B and Class C Common Stock as shall be sufficient to satisfy the requirements of the Plan.
     2.5 Vesting of Shares. Unless otherwise prescribed in an Award Agreement, employment or other agreement, all shares of Restricted Stock awarded under an Award Agreement which have not been previously forfeited shall vest on an annual basis in accordance with the Award Agreement.

ARTICLE III
GRANTING OF AWARDS
     3.1 Award Agreement. Each Award shall be evidenced by an Award Agreement in substantially the form attached hereto as Exhibit A or such other form established by the Administrator from time to time not inconsistent with the terms of the Plan.
     3.2 At Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Restricted Stockholder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Restricted Stockholder and the Company and/or any Subsidiary.
ARTICLE IV
AWARD OF RESTRICTED STOCK
     4.1 Eligibility.
          (a) Restricted Stock may be awarded to any Company employee, director or outside consultant.
          (b) The selection of Award recipients from the pool of eligible Company employees, directors and outside consultants shall be within the sole and absolute discretion of the Administrator. No employee, director or outside consultant shall be allowed to purchase or receive shares of Restricted Stock under this Plan unless such Person has executed an Award Agreement.
     4.2 Award of Restricted Stock.
          (a) The Administrator may from time to time, in its sole discretion:
     (i) select from among the eligible employees, directors and/or outside consultants (including persons who have previously received other Awards under the Plan) such of them as in its opinion should be granted Restricted Stock;
     (ii) determine the purchase price (if any), the number of shares of Restricted Stock subject to the Award, the restrictions applicable to the Award, and the other terms and conditions applicable to such Restricted Stock, consistent with the Plan; provided, however, that the purchase price shall be no less than the par value of the Class B or Class C Common Stock to be purchased, unless otherwise permitted by applicable state law, and in all cases, legal consideration shall be required for each issuance of Restricted Stock; and
     (iii) upon the selection of an eligible employee, director or outside consultant to be granted Restricted Stock, instruct the appropriate officer or officers of the Company to cause such Restricted Stock to be issued and impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
     4.3 Rights as Stockholders. Subject to Section 4.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 4.5, the Restricted Stockholder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement and the non-voting restriction of the Class C Common Stock, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that any shares received by the Restricted Stockholder with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization or a similar transaction affecting the Company’s securities without receipt of consideration, and, in the due discretion of the Administrator, any other extraordinary distributions with respect to the Class B or Class C Common Stock, shall be subject to the restrictions set forth in Section 4.4.
     4.4 Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Restricted Stockholders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization or a similar transaction affecting the Company’s securities without receipt of consideration) shall be subject to such restrictions as the Administrator shall provide which are consistent with this Plan and shall be subject to such other restrictions as may be set forth in the Award Agreement. A Restricted Stockholder’s rights in unvested Restricted Stock shall lapse and his unvested Restricted Stock shall be forfeited back to the Company immediately upon his termination of employment or other service with the Company for any reason unless the Administrator shall determine otherwise in its sole discretion.
     4.5 Restricted Stock Held in Escrow.
          (a) Unvested Restricted Stock. With respect to each share of unvested Restricted Stock, the Secretary of the Company, or such other escrow holder as the Administrator may appoint, shall retain physical custody of the certificate representing such share until the restrictions imposed under the Award Agreement with respect to such unvested Class B or Class C Common Stock expire or shall have been removed, whereupon the certificate representing such share shall be delivered to the Restricted Stockholder; provided, however, that if other shares of still unvested Restricted Stock are also represented by the same stock certificate, then such certificate shall be retired and new certificates representing the vested and unvested portions of the Award shall be issued in place of the existing certificate.
          (b) Vested Restricted Stock. With respect to each share of vested Restricted Stock, the Secretary of the Company, or such other escrow holder as the Administrator may appoint, shall retain physical custody of the certificate representing such share until on or about January 1 of each calendar year, whereupon the certificate representing the vested Class B or Class C Common Stock shall be delivered to the Restricted Stockholder.
     4.6 Section 83(b) Election. Each Restricted Stockholder may (but shall not be obligated to) make an election under Section 83(b) of the Code to be taxed currently with respect to his or her receipt of any Awards issued pursuant to this Plan. The election permitted under this Section 4.6 shall comply in all respects with Section 83(b) of the Code and the Treasury Regulations promulgated thereunder and shall be made within thirty (30) days from the date of any Award made pursuant to this Plan. A Restricted Stockholder’s election shall be in substantially the same form as the sample election form attached hereto as Exhibit B. Each Restricted Stockholder shall prepare such forms as are required to make an election under Section 83(b) of the Code. The Company shall have no liability to any Restricted Stockholder who fails to make a permitted Section 83(b) election in a timely manner.
ARTICLE V
ADMINISTRATION
     5.1 Administration of the Plan. The Plan will be administered by the Board and its properly designated Administrator.. The Board may appoint an Administrator of the Plan which may be a Committee of the Board, in the Board’s sole discretion (provided, however, that a majority of the members of the Committee shall consist of directors who are not also employees of the Company).
     5.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the authority to interpret the Plan and the agreements pursuant to which Awards are granted or awarded, to adopt such rules and regulations for the administration, interpretation, and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Administrator shall have exclusive power to select the eligible employees and directors to be granted Restricted Stock, to determine the number of shares of Restricted Stock to be granted to each eligible Person selected and to determine the time or times when Restricted Stock will be granted. Any such grant or award under the Plan need not be the same with respect to each Restricted Stockholder. The Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.
     5.3 Majority Rule; Unanimous Written Consent. The Administrator shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Administrator.
     5.4 Good Faith Actions. All actions taken and all interpretations and determinations made by the Administrator or the Board (if the Board is not the Administrator) in good faith shall be final and binding upon all Restricted Stockholders, the Company and all other interested parties with respect to all matters relating to the Plan or any Award under the Plan. No members of the Committee or, as applicable, the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards.
ARTICLE VI
DRAG ALONG
     6.1 Drag-Along Obligations. If any stockholder of the Company or group of stockholders of the Company (“Sellers”) agree to directly or indirectly, voluntarily or involuntarily,

sell, transfer, negotiate, pledge, hypothecate, assign or any other way dispose of (collectively, “Dispose”), by merger, sale or otherwise, all of their shares of capital stock (or other securities of the Company) constituting not less than sixty and one-tenth percent (60.1%) of the shares of capital stock (including common stock issuable upon exercise of any warrant or option) then outstanding, and such sale is contingent on all of the outstanding shares of capital stock (and other securities of the Company) being sold simultaneously, then, provided such proposed sale is pursuant to a bona fide, arms-length agreement with a third party not affiliated with the Sellers, a Restricted Stockholder shall (i) be required to and shall sell all of the Restricted Stock owned by them pursuant to such proposed sale, (ii) to the extent applicable, vote for any such transaction proposed by Sellers, and (iii) agree to become a party to any proposed agreement for the sale of such shares by and to execute any agreement, certificate or other documents required to be executed in connection with such sale, including making such representations and warranties as, but not more extensive than, those made by Sellers, provided that no other stockholder shall be required to indemnify the acquiror of the securities of the Company sold in an amount in excess of the proceeds received by such other stockholder from such sale net of all costs, expenses and taxes attributable to such sale. The sale by a Restricted Stockholder pursuant to this Section 6.1 shall be on the same terms and conditions as the sale by the Sellers (including the payment of the same consideration per share for each share of the same class of securities sold). If a Restricted Stockholder fails to comply with the provisions of this Section 6.1, Sellers shall be entitled to treat such failure as breach of this Agreement for which Sellers shall be entitled to specific performance and/or damages.
     6.2 The drag-along obligations arising under this Section 6 shall terminate at such time as there is a Public Market. For purposes of this Section 6.2, the term “Public Market” means a market for the common stock of the Company that shall be deemed to exist at such time as the common stock of the Company, has been sold to the public pursuant to one or more registration statements filed with, and declared effective by, the United States Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.
ARTICLE VII

REGISTRATION RIGHTS
     7.1 As promptly as practicable after such time as there is a Public Market and the Company is eligible to do so, the Company shall (i) file a registration statement on Form S-8 (or any successor form) registering the resale of securities issued under the Plan, including the Restricted Stock, (ii) if Recipient is or may be deemed to be an affiliate of the Company, include in such registration statement a Prospectus prepared in accordance with the requirements of Form S-3 which, pursuant to General Instruction C of Form S-8 (or the corresponding provision of any successor form), may be delivered in connection with the offer and sale of the Restricted Stock by the Recipient, and (iii) use commercially reasonable efforts to have such registration statement declared effective as soon as practicable. The Company shall use commercially reasonable efforts to maintain the effectiveness of the registration statement until such time as all of the Restricted Stock is sold or all of the Restricted Stock may be sold by the Recipient without restriction pursuant to Rule 144(k) under the Securities Act (or any successor rule).
     7.2 The Company covenants and agrees that, if at such time as there is a Public Market such Public Market does not relate to the Company’s Class B or C Common Stock, Recipient shall have the right to exchange the Restricted Stock for an equivalent number of shares of the class of Common Stock as to which the Public Market exists. The Company shall affect such exchange promptly upon Recipient’s request, subject to compliance with all applicable laws, rules and regulations.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     8.1 Not Transferable. No share of Restricted Stock awarded under the Plan, nor any rights and privileges pertaining thereto, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered unless and until such share has been issued and all restrictions applicable to such share have lapsed.
     8.2 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 8.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board without obtaining the approval of the Restricted Stockholders. No stockholder approval of any amendment or revision will be required unless such approval is required by applicable law, rule or regulation. No amendment, suspension or termination of the Plan shall, without the written consent of the Restricted Stockholder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan.
     8.3 Term of Plan. The Plan is effective as of January 14, 2004. The Plan shall terminate ten (10) years thereafter, if not earlier terminated by the Board. Termination of the Plan shall not affect any Award granted prior to the termination of the Plan.
     8.4 Change in Control. The Administrator may, in its discretion, include such provisions and limitations in any Award Agreement which become effective upon a Change of Control as it may deem equitable and in the best interests of the Company. Notwithstanding the foregoing, no Change in Control shall result in the acceleration of vesting, unless otherwise provided in any Award Agreement, employment agreement or other agreement.
     8.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or payment of any Award. The Administrator may, in its discretion and in satisfaction of the foregoing requirement, allow such Restricted Stockholder to elect to have the Company withhold shares of Restricted Common Stock otherwise issuable under such Award (or allow the return of shares of Restricted Common Stock) having a Fair Market Value equal to the sums required to be withheld.
     8.6 Legends. The certificates representing the shares of Restricted Common Stock issued under the Plan shall bear the following legends giving notice of restrictions on transfer of such shares under the Securities Act and under the Plan as follows:

THE SALE, TRANSFER, HYPOTHECATION, NEGOTIATION, PLEDGE, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF THIS SHARE CERTIFICATE AND THE SHARES OF CLASS B OR CLASS C COMMON STOCK REPRESENTED HEREBY ARE RESTRICTED BY AND ARE SUBJECT TO ALL OF THE TERMS, CONDITIONS AND PROVISIONS OF A CERTAIN RESTRICTED STOCK AWARD AGREEMENT DATED AS OF                    AMONG THE RECIPIENT, THE COMPANY AND THE INVESTORS NAMED THEREIN, WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.
          Any other legends required by applicable state or federal securities laws, as determined by the Administrator.
     8.7 Effect of Plan Upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for employees, directors or consultants of the Company or any Subsidiary, or (b) to grant or assume other awards otherwise than under the Plan.
     8.8 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Restricted Common Stock and the payment of money under the Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company will be under no obligation to register or qualify the issuance of Awards or underlying securities under the Securities Act or applicable state securities laws and the Company shall not be obligated to grant, issue, deliver or effect any transfer of shares of Restricted Common Stock granted under the Plan unless such grant, issuance, delivery or transfer is at such time effectively registered or exempt from registration under applicable state and federal securities laws. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     8.9 Interpretation. Headings herein are for convenience of reference only, do not constitute a part of the Plan, and will not affect the meaning or interpretation of the Plan. References herein to Sections are references to the referenced Section hereof, unless otherwise specified.
     8.10 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
* * *

     I hereby certify that the foregoing Amended Plan was duly adopted by the Board of Directors of HealthCare Services, Inc. on August ___, 2004.
     Executed on this ___ day of August, 2004

Greg Kazarian, Secretary